
                                   Exhibit 11.
                 Statement re: Computation of Earnings Per Share

Three Month Period Ended                                     Six Month Period Ended
June 30,                                   1995              June 30,                                            1995
_____________________________              ____              ______________________________                      ____

                                                 Assuming                                                                Assuming
                                   Primary        Full                                                    Primary         Full
                                                Dilution                                                                 Dilution
                                   __________   __________                                                _________      __________
Weighted average of outstanding                               Weighted average of outstanding
shares                             20,826,527    20,826,527    shares                                     20,518,375     20,518,375

Common equivalent shares:                                      Common equivalent shares:
     Outstanding stock options        394,297       394,297         Outstanding stock options               435,984        449,422

Other potentially dilutive                                     Other potentially dilutive securities:
securities:
    Convertible debentures                 N/A    3,895,652        Convertible debentures                        N/A      3,895,652

Shares used in computing                                       Shares used in computing
net income per share                21,220,824   25,116,476    net income per share                       20,954,359     24,863,449

Net income                          ($726,479)   ($726,479)    Net income                               ($2,919,082)   ($2,919,082)

Adjustments assuming full dilution:                            Adjustments assuming full dilution:
  interest expense, net of taxes          N/A    1,228,625        interest expense, net of taxes                N/A      2,273,250

Net income, assuming full dilution  ($726,479)     $502,146    Net income, assuming full dilution       ($2,919,082)     ($645,832)

Net income per share                   ($0.034)       $0.020    Net income per share                         ($0.139)       ($0.026)

Dilution percentage assuming               N/A     158.824%    Dilution percentage assuming full                 N/A        81.295%
full dilution <F1>                                             dilution <F1>

Net income per share used              ($0.03)      ($0.03)    Net income per share used                     ($0.14)        ($0.14)

Notes:

<F1> Provided that dilution is greater than 3%, the convertible debentures are considered dilutive in the calculation and presentation of per share data.

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